UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 22, 2009
SS&C Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 19, 2009, SS&C Technologies, Inc. (the “Company”) acquired all of the outstanding shares of capital stock of TheNextRound, Inc., a Massachusetts corporation (“TNR”), and TNR became a wholly-owned subsidiary of the Company.
Matters Relating to the Credit Agreement
     As required by the Credit Agreement, dated as of November 23, 2005, as amended, among Sunshine Acquisition II, Inc. (“Sunshine”), the Company, SS&C Technologies Canada Corp., the Lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent (as amended, the “Credit Agreement”), TNR entered into an Assumption Agreement (the “Assumption Agreement”), dated as of December 22, 2009, in favor of the Administrative Agent. Pursuant to the Assumption Agreement, TNR became a party, as an Additional Grantor thereunder, to the Guarantee and Collateral Agreement, dated as of November 23, 2005, by and among Sunshine, Sunshine Acquisition Corporation, the Company and certain of its subsidiaries in favor of the Administrative Agent, and granted certain security interests in connection therewith.
Matters Relating to the Indenture
     As required by the Indenture, dated as of November 23, 2005, among Sunshine, the Company, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), relating to the Company’s 11 3/4% Senior Subordinated Notes due 2013 (the “Indenture”), as supplemented by the First Supplemental Indenture dated as of April 27, 2006, and the Second Supplemental Indentured dated as of September 1, 2009, the Company, TNR and the Trustee entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) and a related Note Guarantee (the “Note Guarantee”) on December 22, 2009, pursuant to which TNR became a Guarantor under the Indenture and unconditionally guaranteed all of the Company’s obligations under the Indenture and the notes issued thereunder.
     TNR also entered into a Joinder Agreement (the “Joinder Agreement”), dated December 22, 2009, pursuant to which it joined as a Guarantor to (i) the Purchase Agreement, dated November 17, 2005, by and among Sunshine and the Initial Purchasers named therein and (ii) the Registration Rights Agreement, dated as of November 23, 2005, among Sunshine, the Company, the Guarantors named therein and the Initial Purchasers named therein.
     Copies of the Assumption Agreement, Third Supplemental Indenture, Note Guarantee and Joinder Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summaries of the Assumption Agreement, Third Supplemental Indenture, Note Guarantee and Joinder Agreement and the transactions contemplated thereby are qualified in their entirety by the complete text of the respective agreements filed herewith.
Item 9.01     Financial Statement and Exhibits.
           (d)      Exhibits
                           See Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: December 23, 2009	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assumption Agreement, dated as of December 22, 2009, by TheNextRound, Inc. in favor of JPMorgan Chase Bank

10.2	Third Supplemental Indenture, dated as of December 22, 2009, among SS&C Technologies, Inc., TheNextRound, Inc. and Wells Fargo Bank, National Association

10.3	Note Guarantee by TheNextRound, Inc.

10.4	Joinder Agreement, dated as of December 22, 2009, executed and delivered by TheNextRound, Inc.